4Q 2012 Earnings Release January 18, 2013

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation may contain forward-looking statements. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies, such as Greece, Portugal, Spain, Hungary, Ireland, and Italy, could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; we rely on other companies to provide key components of our business infrastructure; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our framework for managing risks may not be effective in mitigating risk and loss to us; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 Earnings Balance Sheet Revenue Expenses Credit and Capital • Net income available to common shareholders of $350 million; earnings per share of $0.65 • Favorable trends in core performance continued • Average performing loans down modestly from 3Q 12 due to loan sales, while C&I growth continued • Lower-cost deposit growth and higher-cost time deposit declines continued; average DDA up 4% sequentially and 16% from prior year • Strong noninterest income driven by record investment banking income, reduced mortgage repurchase provision, and core mortgage production income • Net interest income declined from 3Q 12 primarily due to impact of previously announced loan sales; net interest margin down 2 bps sequentially • Adjusted expenses¹ lower from prior quarter due to reduced compensation and credit- related expenses • Expenses also declined from prior year • Nonperforming loans declined 11% sequentially, despite impact of post Chapter 7 bankruptcy loans; NPLs down 47% from prior year • Tier 1 common ratio increased to 10.0% (estimated) 4Q 12 Summary 1. Refer to slide 24 for adjustment detail

Income Statement Highlights

Full Year 2012 Profitability Up Meaningfully from 2011

Financial Highlights

($ in millions, except per share data)

	4Q 11	3Q 12	4Q 12	FY 2011	FY 2012
Net Interest Income (FTE)	$1,324	$1,301	$1,276	$5,179	$5,225
Noninterest Income	723	2,542	1,015	3,421	5,373
Total Revenue (FTE)	2,047	3,843	2,291	8,600	10,598
Provision for Credit Losses	327	450	328	1,513	1,395
Noninterest Expense	1,667	1,726	1,510	6,234	6,323
Net Income	74	1,077	356	647	1,958
Preferred Dividends and Other	3	11	6	153	27
Net Income Available to Common Shareholders	$71	$1,066	$350	$495	$1,931
Net Income per Diluted Share	$0.13	$1.98	$0.65	$0.94	$3.59

Key Points

Prior Quarter Variance

- EPS decrease of $1.33
  - Excluding $1.40 EPS impact related to 3Q 12 actions[1], EPS increased $0.07
  - 4Q 12 benefitted from strong noninterest income, a lower provision for credit losses, reduced expenses, and a lower tax rate

Prior Year Variance

- EPS increase of $0.52
  - Driven by core mortgage production, a decline in mortgage repurchase provision, a reduction in credit-related expenses, and the 4Q 11 national mortgage servicing settlement accrual

Full Year Variance

- Net income available to common shareholders up significantly, primarily due to 3Q 12 actions, strong mortgage production, a lower loan loss provision, and the elimination of TARP

1. Reflects impact from the actions announced during the third quarter, including the accelerated termination of the agreements regarding The Coca-Cola Company stock; the moves to HFS of certain residential NPLs, CRE NPLs, student loans, and GNMA loans; the mortgage repurchase provision; the charitable contribution of The Coca-Cola Company shares; and the Affordable Housing write-down. Additional detail on the financial impacts of the individual transactions is included in the appendix. Excluding the $1.40 earnings per share from these transactions, 3Q 12 and FY 2012 earnings per share were $0.58 and $2.19, respectively

4

SunTrust

5 Net Interest Income Net Interest Income, FTE Key Points Net Interest Income and Margin Down Modestly from 3Q 12 ($ in millions) Prior Quarter Variance • Net interest income decreased $25 million  Primarily attributable to a reduction in the size of the balance sheet from loan sales announced last quarter • Net interest margin declined two basis points; lower loan yields and reinvestment rates within the securities portfolio were partially offset by a decline in deposit rates paid and reduced long-term debt balances Prior Year Variance • Net interest income decreased $48 million, or 4%  Interest income was down $147 million, attributable to lower asset yields, a smaller investment securities portfolio, and the elimination of The Coca-Cola Company dividend income  Interest expense declined $99 million, driven by a more favorable deposit mix, lower deposit rates, and a significant reduction in long-term debt expense $1,324 $1,342 $1,306 $1,301 $1,276 3.46% 3.49% 3.39% 3.38% 3.36% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $500 $1,000 $1,500 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Net Interest Income Net Interest Margin

6 Noninterest Income Adjusted Noninterest Income Increased from Prior Quarter and Prior Year 1. Please refer to the appendix for adjustment detail 2. Excludes mortgage repurchase provisions of $12 million in 4Q 12, $371 million in 3Q 12, and $215 million in 4Q 11 NOTE: Totals may not foot due to rounding ($ in millions) Prior Quarter Variance • Adjusted noninterest income increased $272 million  Mainly attributable to a reduction in the mortgage repurchase provision; higher investment banking income also contributed  Partially offsetting these items were declines in core mortgage production2 and mortgage servicing income Prior Year Variance • Adjusted noninterest income increased $262 million  Driven by a decline in the mortgage repurchase provision, an increase in core mortgage production income2, and higher investment banking income Noninterest Income Key Points $2,542 $723 $940 $1,015 $876 $739 $881 $920 $729 $1,001 ($16) ($5) $20 $1,812 $14 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Adjusted Noninterest Income¹ Adjustment Items¹

7 Repurchase demands declined further in 4Q 12 Summary Statistics Provision and reserves declined following 3Q increases 1. Includes estimates 2. Amount is an estimate and is included in the $90.6 billion of remaining UPB Pending demands declined in 4Q 12 as a result of higher resolutions ($ in millions) 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 2005 & Prior $21 $21 $30 $20 $27 2006 123 101 101 78 78 2007 373 234 247 213 187 2008 100 65 86 68 64 2009 - 2012 20 26 25 26 29 Total $636 $448 $489 $405 $384 % Non-Agency 2% 2% 1% 1% <1% ($ in millions) 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Beginning Balance $282 $320 $383 $434 $694 Additions 215 175 155 371 12 Charge-Offs (177) (113) (104) (111) (74) Ending Balance $320 $383 $434 $694 $632 Metric (2005 – 2012 vintages) 1 Amount ($B) Sold UPB $239.0 Remaining UPB 90.6 Cumulative Repurchase Requests 6.7 Requests Resolved 6.1 Losses Recognized to Date 1.6 4Q 2012 Reserve 0.6 Income Statement Impact to Date 2.2 Memo: Non-Agency UPB 2 $12.8 Mortgage Repurchase Trends ($ in millions) 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Period-end Balance $590 $564 $652 $690 $655 % Non-Agency 3% 2% 2% 2% 2%

8 $1,570 $1,531 $1,532 $1,537 $1,510 $97 $10 $14 $189 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Adjusted Noninterest Expense¹ Adjustment Items¹ Noninterest Expense ($ in millions) Adjusted Expenses Down from Prior Quarter and Prior Year 1. Please refer to the appendix for adjustment detail 2. The total cash portion of the agreement in principle is $63 million; $31 million had previously been accrued NOTE: Totals may not foot due to rounding Prior Quarter Variance • Adjusted noninterest expense declined $27 million  Declines in employee compensation and benefits and credit-related expenses were partially offset by increases in outside processing and advertising  4Q 12 includes $32 million to fully accrue for the cash portion of the Independent Foreclosure Review agreement in principle² Prior Year Variance • Adjusted noninterest expense declined $60 million, or 4%  Credit-related expenses, operating losses, and FDIC premiums declined  Partially offset by higher employee compensation and outside processing Noninterest Expense Key Points $1,541 $1,667 $1,546 $1,726 $1,510

9 $54.4 $55.2 $56.2 $57.2 $57.6 $43.4 $44.4 $44.3 $43.9 $42.8 $18.6 $20.1 $20.2 $20.6 $19.6 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Commercial Residential Consumer Loans Average Performing Loans Key Points Prior Quarter Variance • Performing loans declined by $1.7 billion, or 1% • Guaranteed mortgage and student loans were down a combined $2.2 billion, due to the loan sales announced last quarter • Commercial loan growth of $0.4 billion, or 1%, was driven by a $0.7 billion increase in C&I, partially offset by a decline in CRE Prior Year Variance • Performing loans grew by $3.6 billion, or 3% • Commercial increased $3.2 billion; C&I grew $4.2 billion, or 9%, while CRE and commercial construction declined a combined $1.0 billion • Residential declined $0.6 billion; a $1.1 billion increase in non-guaranteed mortgage was more than offset by declines of $0.9 billion and $0.7 billion within home equity and guaranteed mortgage, respectively • Consumer increased by $1.0 billion, or 6%, driven by a $0.8 billion increase in indirect loans Average Performing Loans Decreased Due to Loan Sales NOTE: Totals may not foot due to rounding ($ in billions) $116.4 $120.8 $121.7 $120.0 $119.7

Credit Quality Improvement

Favorable Trends in Credit Quality Continued, Despite Chapter 7 Bankruptcy Impact

($ in millions)

30 - 89 Day Delinquencies



Total Delinq.
Delinq. Excl. Gov't-Guar.[1]
1.17%
0.68%
1.04%
0.59%
0.97%
0.51%
0.95%
0.53%
0.93%
0.48%
4Q 11
1Q 12
2Q 12
3Q 12
4Q 12

Nonperforming Assets[2]



Nonperforming Loans
Other Assets
$3,392
$489
$2,903
$3,134
$485
$2,649
$2,800
$342
$2,458
$2,085
$354
$1,731
$1,857
$310
$1,547
4Q 11
1Q 12
2Q 12
3Q 12
4Q 12

Net Charge-offs[2]



Net Charge-offs
NCOs to Avg. Loans (annualized)
$472
1.57%
$422
1.38%
$350
1.14%
$511
1.64%
$398
1.30%
4Q 11
1Q 12
2Q 12
3Q 12
4Q 12

Allowance for Loan and Lease Losses



ALLL ($)
ALLL Ratio excl. Gov't-Guar.[3]
ALLL Ratio
$2,457
2.27%
2.01%
$2,348
2.16%
1.92%
$2,300
2.07%
1.85%
$2,239
2.02%
1.84%
$2,174
1.95%
1.80%
4Q 11
1Q 12
2Q 12
3Q 12
4Q 12

1. Excludes government-guaranteed mortgages and student loans. Additional detail is included in the appendix
2. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale, and a $172 million net charge-off was recognized. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and a $39 million net charge-off was recognized. In 4Q 12, $232 million of loans that were discharged from Chapter 7 bankruptcy were reclassified as nonperforming, and a $79 million net charge-off was recognized
3. Excludes guaranteed student, guaranteed mortgages, and fair value loans from the denominator. Please refer to the appendix for adjustment detail

10

SUNTRUST

11 Deposits Average Client Deposits Lower-Cost Deposit Growth and Higher-Cost Deposit Declines Continued Prior Quarter Variance • Client deposits increased $2.6 billion, or 2% • The favorable shift in deposit mix continued  DDA up $1.6 billion, or 4%  Money market and NOW up a combined $1.7 billion, or 3%  Higher-cost time deposits down $0.8 billion, or 5% Prior Year Variance • Client deposits increased $2.8 billion, or 2% • Lower-cost deposits up $6.1 billion, or 6%  DDA increased $5.4 billion, or 16%  Savings up $0.6 billion, or 12% • Higher-cost time deposits declined $3.3 billion, or 18% ($ in billions) NOTE: Totals may not foot due to rounding Key Points $34.1 $35.4 $36.6 $37.9 $39.4 $25.0 $25.3 $25.0 $24.8 $25.6 $42.8 $42.5 $41.9 $41.5 $42.5 $4.7 $4.9 $5.2 $5.2 $5.2 $18.5 $17.8 $17.2 $16.0 $15.2 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 DDA NOW Money Market Savings Time $127.9 $125.4 $125.9 $125.8 $125.1

12 Tier 1 Common1 Tangible Common Equity Ratio2 1. 4Q 12 estimated. Please refer to the appendix for additional detail on the calculation 2. The total shareholders’ equity to total assets ratio was 11.35%, 11.36%, 11.54%, 11.78%, and 12.10% for periods ending 4Q 11, 1Q 12, 2Q 12, 3Q 12, and 4Q 12, respectively. See the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $36.86, $37.11, $37.69, $37.35, and $37.59 for the periods ending 4Q 11, 1Q 12, 2Q 12, 3Q 12, and 4Q 12, respectively. See Appendix A within the earnings release for a reconcilement to book value per share Capital Levels and Ratios Expanded; Estimated Basel III Tier 1 Common Ratio of 8.2%¹ Tangible Book Value Per Share3 Capital Position ($ in billions) 7.93% 7.98% 8.15% 8.31% 8.38% 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 $25.18 $25.49 $26.02 $25.72 $25.98 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 $12.3 $12.5 $12.8 $13.2 $13.5 9.22% 9.33% 9.40% 9.82% 10.00% 4Q 11 1Q 1 2Q 12 3Q 12 4Q 12 Tier 1 Common Tier 1 Common Ratio

13 1. Reflects full year average balance growth 2. Reported mortgage production income / (loss) for the Mortgage segment was ($19) million for 2011 and $341 million for 2012. Core mortgage production income excludes the effects of the mortgage repurchase provision, which was $501 million in 2011 and $714 million in 2012. SunTrust presents mortgage production income on a core basis to exclude the effects of the extraordinary mortgage repurchase provision in 3Q 12 and to ease investors’ comparisons of mortgage production income across companies • 2012 loan production increased 13%, driven by home equity, consumer direct, and indirect auto • DDA increased 20% from last year1 • Sustained industry- leading loyalty and branch service quality Mortgage Banking Consumer Banking and Private Wealth Management Wholesale Banking • Record net income in 2012 of $789 million, up over 100% – Record CIB net income of $574 million, up 42% • Record revenue of $3.4 billion in 2012, up 8% – Reflects growth in capital markets fees and higher net interest income • Efficiency ratio of 57.5% for 2012, down from 65.3% in 2011 • 2012 production volume up $9 billion, or nearly 40% • 2012 revenue increased 42%, despite higher repurchase provision • Core mortgage production income up $573 million2, or 119%, in 2012 Segment Performance

14 $3.4 $1.9 2011 2012 $0.94 $2.19 2011 2012 Perspectives on 2012 Performance Earnings Per Share Nonperforming Assets Tangible Efficiency Ratio – Adjusted Basis2 1. Reflects the $1.40 per share impact from the actions announced during the third quarter, including the accelerated termination of the agreements regarding The Coca-Cola Company stock; the moves to HFS of certain residential NPLs, CRE NPLs, student loans, and GNMA loans; the mortgage repurchase provision; the charitable contribution of The Coca-Cola Company shares; and the Affordable Housing write-down. Additional detail on the financial impacts of the individual transactions is included in the appendix 2. Calculated on a tangible basis and excluding certain items that are material and potentially nonrecurring. The GAAP efficiency ratios for FY 2011, 1Q 12, 2Q 12, 3Q 12 and 4Q 12 were 72.5%, 69.5%, 68.8%, 44.9%, and 65.9%, respectively. Please refer to the appendix for the GAAP reconciliations ($ in billions) 72.2% 68.4% 68.3% 75.2% 66.0% 2011 1Q 12 2Q 12 3Q 12 4Q 12 Elevated Due To Mortgage Repurchase Provision $3.59 $2.19 Impact from 3Q 12 Actions¹ Positive Operating Leverage Drove Meaningful Improvements

Appendix

16 $2.0 17.6 0.3 0.3 0.3 1.0 $21.5 Securities Portfolio U.S. Treasury and Agencies MBS – Agency U.S. States and Subdivisions Asset – Backed Securities Private MBS and Corporate Other Other Equity Total AFS Securities Available for Sale ($ in billions, period-end balances) NOTE: Columns may not foot due to rounding 3Q 12 4Q 12 $ Change $2.3 18.2 0.3 0.2 0.3 0.7 $22.0 0.3 0.6 - (0.1) - (0.3) $0.5 High Quality and Liquid Portfolio

30 – 89 Day Delinquencies by Loan Class Excluding Government-Guaranteed Loans

Delinquencies Remain at Relatively Low Levels

($ in millions)	4Q 11	1Q 12	2Q 12	3Q 12	4Q 12	Memo: 4Q 12 LOAN BALANCE
30-89 Accruing Delinquencies						
Commercial & industrial	0.16%	0.14%	0.15%	0.16%	0.15%	$54,048
Commercial real estate	0.17	0.27	0.17	0.44	0.26	4,127
Commercial construction	0.60	0.24	0.15	0.04	0.07	713
Total Commercial Loans	0.17	0.15	0.15	0.18	0.16	$58,888
Residential mortgage – guaranteed	-	-	-	-	-	$4,252
Residential mortgage – non-guaranteed	1.39	1.28	1.05	1.05	0.82	23,389
Home equity products	1.29	1.10	0.99	0.95	1.00	14,805
Residential construction	2.24	2.38	0.84	1.54	2.03	753
Total Residential Loans[1]	1.38	1.24	1.02	1.02	0.91	$43,199
Guaranteed student loans	-	-	-	-	-	$5,357
Other direct	0.68	0.75	0.62	0.72	0.61	2,396
Indirect	0.65	0.36	0.43	0.53	0.62	10,998
Credit card	1.33	1.05	1.06	1.01	1.08	632
Total Consumer Loans[2]	0.68	0.45	0.49	0.58	0.64	$19,383
Total SunTrust - excluding government-guaranteed delinquencies[3]	**0.68%**	**0.59%**	**0.51%**	**0.53%**	**0.48%**	**$121,470**
Impact of excluding government-guaranteed delinquencies	0.49%	0.45%	0.46%	0.42%	0.45%	
Total SunTrust - including government-guaranteed delinquencies[4]	**1.17%**	**1.04%**	**0.97%**	**0.95%**	**0.93%**	

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

NOTE: Columns may not foot due to rounding

17

SunTrust

Nonperforming Loans by Loan Class

11% Sequential Quarter and 47% YOY Decline in Nonperforming Loans

($ in millions)	4Q 11	1Q 12	2Q 12	3Q 12	4Q 12	Memo: 4Q 12 LOAN BALANCE
Nonperforming Loans						
Commercial & industrial	$348	$337	$331	$288	$195	$54,048
Commercial real estate[1,3]	288	280	233	119	66	4,127
Commercial construction	290	198	131	75	34	713
Total Commercial Loans	$926	$815	$695	$482	$294	$58,888
Residential mortgages – guaranteed	-	-	-	-	-	$4,252
Residential mortgages – nonguaranteed[1,2,3]	1,393	1,291	1,286	786	775	23,389
Home equity products[2,3]	338	317	302	310	341	14,805
Residential construction	220	204	154	129	112	753
Total Residential Loans	$1,951	$1,812	$1,742	$1,225	$1,228	$43,199
Guaranteed student loans	-	-	-	-	-	$5,357
Other direct	6	6	4	6	6	2,396
Indirect	20	16	17	18	18	10,998
Credit cards	-	-	-	-	-	632
Total Consumer Loans	$26	$22	$21	$24	$25	$19,383
Total	**$2,903**	**$2,649**	**$2,458**	**$1,731**	**$1,547**	**$121,470**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale
2. In 3Q 12, $81 million of junior liens that were current on payments but subordinate to a seriously delinquent first mortgage were moved to nonperforming status
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with regulatory guidance related to post Chapter 7 bankruptcy

NOTE: Columns may not foot due to rounding

18

SunTrust

Net Charge-off Ratios by Loan Class

Commercial and Consumer Loan NCOs Remain at Low Levels; 4Q 12 Residential NCOs Impacted by Chapter 7 Reclassification and NPL Sales

($ in millions)	4Q 11	1Q 12	2Q 12	3Q 12	4Q 12	Memo: 4Q 12 LOAN BALANCE
Net Charge-off %'s to Avg. Loans (annualized)						
Commercial Loans						
Commercial & industrial	0.61%	0.36%	0.26%	0.25%	0.44%	$54,048
Commercial real estate[1,3]	2.84	2.42	0.89	2.71	0.94	4,127
Commercial construction	9.18	8.74	7.70	2.66	(0.33)	713
Total Commercial Loans	1.02	0.72	0.45	0.49	0.46	$58,888
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$4,252
Residential mortgages – nonguaranteed[1,2,3]	2.30	2.50	1.84	4.20	2.71	23,389
Home equity products[2,3]	3.33	3.32	2.64	3.69	3.60	14,805
Residential construction	13.03	9.85	25.16	9.99	4.31	753
Total Residential Loans	2.63	2.57	2.33	3.63	2.75	$43,199
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,357
Other direct	1.46	1.69	1.55	1.88	1.92	2,396
Indirect	0.52	0.33	0.19	0.32	0.37	10,998
Credit cards	4.82	4.83	4.47	3.18	3.18	632
Total Consumer Loans	0.58	0.48	0.38	0.46	0.53	$19,383
Total	**1.57%**	**1.38%**	**1.14%**	**1.64%**	**1.30%**	**$121,470**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Columns may not foot due to rounding

19

SunTrust

Net Charge-offs by Loan Class

Commercial and Consumer Loan NCOs Remain at Low Levels; 4Q 12 Residential NCOs Impacted by Chapter 7 Reclassification and NPL Sales

($ in millions)	4Q 11	1Q 12	2Q 12	3Q 12	4Q 12	Memo: 4Q 12 LOAN BALANCE
Net Charge-off $'s						
Commercial Loans						
Commercial & industrial	$75	$45	$33	$33	$58	$54,048
Commercial real estate[1,3]	38	30	11	32	10	4,127
Commercial construction	30	26	19	6	(1)	713
Total Commercial Loans	$143	$101	$63	$71	$68	$58,888
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$4,252
Residential mortgages – nonguaranteed[1,2,3]	135	145	110	255	161	23,389
Home equity products[2,3]	133	129	102	140	135	14,805
Residential construction	34	23	56	20	8	753
Total Residential Loans	$302	$297	$268	$415	$305	$43,199
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,357
Other direct	8	9	9	11	11	2,396
Indirect	13	8	4	9	10	10,998
Credit cards	6	7	6	5	5	632
Total Consumer Loans	$27	$24	$19	$25	$25	$19,383
Total	**$472**	**$422**	**$350**	**$511**	**$398**	**$121,470**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold and $232 million of residential mortgage and home equity loans were reclassified as NPLs due to the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Columns may not foot due to rounding

20

SunTrust

21 Troubled Debt Restructuring (TDR) Composition Mortgage and Consumer Loans are 94% of Accruing TDRs; 91% are Current on Principal and Interest Payments TDR Trend Early Stage Accruing TDR Delinquencies Key Points ($ in millions) Prior Quarter Variance • Total TDRs increased slightly, as certain performing residential and consumer loans were reclassified as nonaccruing TDRs due to the policy change regarding loans discharged from Chapter 7 bankruptcy Prior Year Variance • Total TDRs declined by 13%  Accruing balances declined 11% while nonaccruing dropped 20%  The percentage of TDRs that are accruing increased to 80% in 4Q 12 from 78% in 4Q 11 $2,820 $2,750 $2,699 $2,640 $2,501 $802 $714 $694 $482 $639 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Accruing Nonaccruing $3,622 $3,140 $3,464 $3,393 $3,122 $2,472 $2,438 $2,424 $2,361 $2,281 $187 $159 $146 $161 $126 $107 $87 $74 $70 $57 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Current 30-59 DLQ 60-89 DLQ

22 Noninterest Income Reconciliation 1. In 4Q 11, the Company refined its presentation of the mark on its fair value debt by excluding interest-related swaps NOTE: Columns may not foot due to rounding 1 ($ in millions) 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 Total Noninterest Income $723 $876 $940 $2,542 $1,015 Adjustment Items: Securities Gains/(Losses) 19 18 14 1,941 - 3Q-4Q 12 Student and Ginnie Mae Loan Sale Gains/(Losses) - - - (92) - (Other Income) Fair Market Value Adjustments (13) 2 1 2 29 (Trading Income) STI Debt Valuation 17 (16) (1) (41) (21) (Trading Income) SunTrust Index-linked CDs (SILC) - (6) (1) (6) (2) (Trading Income) Auction Rate Securities (1) - 4 3 (Trading Income) Fair Value Adjustments (1) (1) 6 5 5 (Mortgage Production) HARP 2.0 MSR Valuation Adjustment (38) - - - - (Mortgage Servicing) Total Adjustments (16) (5) 20 1,812 14 Adjusted Noninterest Income $739 $881 $920 $729 $1,001 -

23 ($ in billions) Sold UPB 2006 2007 2008 2006-08 Agency $30.2 $40.8 $27.6 $98.6 Private Label 11.9 9.4 0.1 21.4 Total Sold UPB 42.1 50.1 27.7 120.0 Outstanding UPB Agency1 3.6 7.0 6.8 17.4 Private Label2 5.3 3.9 - 9.2 Total Outstanding UPB 8.9 10.9 6.8 26.5 Demands (Includes Never 120DPD) Received 2.0 3.2 0.7 5.9 Resolved 1.8 2.9 0.6 5.4 Pending 0.1 0.3 0.1 0.6 Demands Repurchased $0.9 $1.7 $0.4 $3.0 Repurchase Rate -Life-to-date 51% 57% 57% 55% -Last Twelve Months 44% 48% 52% 48% Severity -Life-to-date 45% 52% 48% 50% -Last Twelve Months 61% 55% 44% 54% Delinquency Status Ever 120 Days Past Due3 $7.8 $11.0 $3.0 $21.8 Ever 120 DPD/Sold UPB 18.5% 21.9% 10.8% 18.1% Demands/Ever 120 DPD 25.1% 29.5% 25.0% 27.3% 1. Excludes loans sold servicing released. Such loans totaled approximately $36 billion at the time of origination. Estimated losses on these loans are captured in the mortgage repurchase reserve 2. Includes estimates 3. Includes estimates for delinquent loans sold servicing released Mortgage Repurchase - 2006-08 Vintage Data

24 Noninterest Expense Reconciliation ($ in millions) 4Q11 1Q12 2Q12 3Q12 4Q12 Total Noninterest Expense $1,667 $1,541 $1,546 $1,726 $1,510 Adjustment Items: Affordable Housing Writedown (Other Expense) 10 - - 96 - Charitable Contribution of KO Shares (Marketing & Customer Development) - - - 38 - Real Estate Related Charge (Other Expense) - - - 17 - Goodwill Impairment (Amortization of Intangibles) - - - 7 - (Gain)/Loss on Debt Extinguishment - - 13 2 - Pension Curtailment, Net of 401(k) Contribution (Employee Compensation & Benefits) (60) - - - - Severance (Other Expense) 27 10 1 29 - Potential Mortgage Servicing Settlement & Claims Expense (Operating Loss) 120 - - - - Total Adjustments 97 10 14 189 - Adjusted Noninterest Expense $1,570 $1,531 $1,532 $1,537 $1,510

25 $216 $60 $69 $71 $77 $68 $50 $52 $30 $8 $74 $38 $45 $48 $41 $19 $17 $16 $17 $16 4Q11 1Q12 2Q12 3Q12 4Q12 Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) Additional Noninterest Expense Disclosure for Credit-related Expenses and Operating Losses 1. Includes $120 million related to the potential national mortgage servicing settlement NOTE: Columns may not foot due to rounding ($ in m il lion s ) 1 $377 $166 $182 $166 $142

Consumer Banking and PWM[1] Income Statement Highlights

Financial Highlights

($ in millions)	4Q 11	3Q 12	4Q 12	FY 2011	FY 2012
Net Interest Income (FTE)	$635	$641	$630	$2,502	$2,534
Noninterest Income	344	323	353	1,507	1,369
Total Revenue (FTE)	979	964	983	4,009	3,903
Provision for Credit Losses	162	163	161	722	596
Noninterest Expense	646	740	741	2,903	2,930
Net Income	$108	$37	$49	$243	$237
Key Statistics ($ in billions)					
Tangible Efficiency Ratio[2]	62.7%	72.6%	72.4%	68.7%	71.6%
Total Loans[3]	$40.2	$41.6	$40.2	$39.2	$41.2
Consumer and Commercial Deposits[3]	$76.2	$76.2	$76.6	$76.4	$76.7
# of Branches	1,659	1,633	1,616	1,659	1,616

4Q 12 Key Points

- Revenue up sequentially due to 3Q 12 loss recognized upon moving loans to held for sale
- Provision for credit losses negatively impacted by Chapter 7 bankruptcy policy change in 4Q 12 and junior lien policy change in 3Q 12
- Year-over-year increase in expense due to the favorable impacts in 4Q 11 from the Company's curtailment of its pension plan and reduction to its 2011 annual bonus pool. Core expense being managed tightly
- Deposits stable sequentially, but the favorable mix shift continued, with DDA up 5%

1. GenSpring was moved to Consumer Banking and Private Wealth Management from Wholesale Banking in 4Q 12. All financials have been updated to reflect this
2. Reported efficiency ratios were 66.0%, 76.8%, 75.4%, 72.4%, and 75.1% for 4Q 11, 3Q 12, 4Q 12, FY11, and FY12, respectively. The impact from excluding the amortization of intangible assets was (3.3%), (4.2%), (3.0%), (3.7%), and (3.5%) for 4Q 11, 3Q 12, 4Q 12, FY11, and FY12, respectively
3. Loans and deposits are average balances

NOTE: Totals may not foot due to rounding

26

SUNTRUST

Wholesale Banking[1] Income Statement Highlights

Financial Highlights

($ in millions)	4Q 11	3Q 12	4Q 12	FY 2011	FY 2012
Net Interest Income (FTE)	$463	$471	$477	$1,747	$1,872
Noninterest Income	345	387	425	1,402	1,543
Total Revenue (FTE)	808	858	902	3,149	3,415
Provision for Credit Losses	137	78	69	625	315
Noninterest Expense	530	551	440	2,056	1,964
Net Income	$113	$158	$273	$384	$789
Key Statistics ($ in billions)					
Tangible Efficiency Ratio[2]	63.6%	62.7%	47.8%	63.1%	56.1%
Total Loans[3]	$49.6	$52.0	$52.2	$48.0	$51.4
Consumer and Commercial Deposits[3]	$45.2	$45.3	$47.5	$43.1	$45.9

4Q 12 Key Points

- Record revenue and net income for 4Q 12 and FY 12
- Sequential quarter highlights:
  - Revenue up $44 million, or 5%, driven by record investment banking income
  - Expenses down $111 million, or 20%, due to 3Q 12 Affordable Housing write-down, as well as lower ORE and staff expense
  - Average deposits increased $2.2 billion, or 4.8%, driven by DDA
  - Tangible efficiency ratio[2] declined to 47.8% from 62.7%, driven by Commercial Real Estate and Corporate and Investment Banking
- Year over year highlights:
  - Net income more than doubled
  - Revenue up 12%
  - Provision for credit losses down 50%

1. GenSpring was moved to Consumer Banking and Private Wealth Management from Wholesale Banking in 4Q 12. All financials have been updated to reflect this
2. Reported efficiency ratios were 65.6%, 64.3%, 48.9%, 65.3%, and 57.5% for 4Q 11, 3Q 12, 4Q 12, FY11, and FY12, respectively. The impact from excluding the amortization of intangible assets was (2.0%), (1.6%), (1.1%), (2.2%), and (1.5%) for 4Q 11, 3Q 12, 4Q 12, FY11, and FY12, respectively
3. Loans and deposits are average balances

NOTE: Totals may not foot due to rounding

27

SunTrust

Mortgage Banking Income Statement Highlights

Financial Highlights

($ in millions)	4Q 11	3Q 12	4Q 12	FY 2011	FY 2012
Net Interest Income (FTE)	$123	$129	$125	$471	$512
Noninterest Income	(30)	(75)	240	241	502
Total Revenue (FTE)	93	54	365	712	1,014
Provision for Credit Losses	172	270	168	693	770
Noninterest Expense	362	371	325	1,197	1,379
Net Income / (Loss)	($271)	($386)	($67)	($721)	($702)
Key Statistics ($ in billions)					
Tangible Efficiency Ratio[1]	NM	NM	89.0%	168.2%	136.0%
Total Loans[2]	$29.6	$30.5	$29.1	$29.1	$30.3
Consumer and Commercial Deposits[2]	$3.6	$3.9	$3.8	$3.1	$3.6
Production Volume	$6,826	$8,132	$7,995	$23,067	$32,050

4Q 12 Key Points

- Quarterly production volume up 17% over prior year; full year volume up 39%
- Revenue increased significantly; lower mortgage repurchase provision drove the sequential quarter increase, while a $573 million, or 119%, increase in core mortgage production related income[3] drove the full year increase
- Sequential quarter provision for credit losses down 38% due in part to the impact of 3Q 12 NPL sales, partially offset by adoption of Chapter 7 bankruptcy policy change
- Sequential quarter loans were down in part due to the loan sales announced in 3Q 12
- Expenses down from prior quarter due to lower operating losses

1. Reported efficiency and tangible efficiency ratios are the same for all periods, as there are no adjustments for the amortization of intangible assets
2. Loans and deposits are average balances
3. Reported mortgage production income / (loss) for the Mortgage segment was ($19) million for 2011 and $341 million for 2012, an increase of $360 million. Core mortgage production related income excludes mortgage repurchase provision of $501 million in 2011 and $714 million in 2012. SunTrust presents mortgage production income on a core basis to exclude the effects of the extraordinary mortgage repurchase provision in 3Q 12 and to ease investors' comparisons of mortgage production income across companies

NOTE: Totals may not foot due to rounding

28
SunTrust

29 Reconciliation of Allowance for Loan and Lease Losses Ratio ($ in millions) Dec. 31 Mar. 31 June 30 Sept. 30 Dec. 31 2011 2012 2012 2012 2012 Total Loans $122,495 $122,691 $124,560 $121,817 $121,470 Government-Guaranteed Mortgages 6,672 6,447 5,663 4,823 4,252 Government-Guaranteed Student Loans 7,199 7,186 7,248 5,823 5,357 Fair Value Loans 433 413 406 390 379 Total Loans, excluding Government-Guaranteed and Fair Value Loans $108,191 $108,645 $111,243 $110,781 $111,482 Allowance for Loan and Lease Losses $2,457 $2,348 $2,300 $2,239 $2,174 ALLL to Total Loans, excluding Government- Guaranteed and Fair Value Loans 2.27% 2.16% 2.07% 2.02% 1.95% NOTE: Totals may not foot due to rounding

30 Reconciliation of Tier 1 Common Equity Ratio1 ($ in billions) 4Q 12 Tier 1 Common Equity - Basel I $13.5 Adjustments from Basel I to Proposed Basel III 2 ($0.2) Tier 1 Common Equity - Proposed Basel III 3 $13.3 Risk-weighted Assets - Basel I $134.6 Adjustments from Basel I to Proposed Basel III 4 26.3 Risk-weighted Assets - Proposed Basel III $160.8 Tier 1 Common Equity Ratio Basel I 10.0% Proposed Basel III 3 8.2% 1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 ratio as calculated for Basel III under the recent notice of proposed rule making is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily relates to the impacts of unrealized AFS gains and accrued pension liabilities 3. The proposed Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common ratio are based upon the Company's interpretation of the notice of proposed rule making issued by the Federal Reserve in June 2012. The final Basel III ruling by the Federal Reserve is subject to potential changes from the proposed rulemaking, as is the Company's interpretation of the rules 4. The largest differences between the risk-weighted assets as calculated under Basel I and the Basel III proposal for SunTrust relate to the risk-weightings for mortgage, home equity, and CRE loans NOTE: Totals may not foot due to rounding

Reconciliation of Efficiency Ratio

	2011	1Q 12	2Q 12	3Q 12	4Q 12
Reported (GAAP) Basis					
Total Revenue - FTE	$8,600	$2,218	$2,246	$3,843	$2,291
Total Noninterest Expense	$6,234	1,541	1,546	1,726	1,510
Amortization of Intangibles / Impairment of Goodwill	43	11	11	17	7
Efficiency Ratio	72.5%	69.5%	68.8%	44.9%	65.9%
Tangible Efficiency Ratio	72.0%	69.0%	68.3%	44.5%	65.6%
Adjusted Basis [1]					
Reported Revenue	$8,600	$2,218	$2,246	$3,843	$2,291
Adjustment Items:					
Securities Gains	117	18	14	1,941	-
3Q-4Q 12 Student and Ginnie Mae Loan Sale (Losses)	-	-	-	(92)	-
Fair Market Value Adjustments	(17)	2	1	2	29
STI Debt Valuation	79	(16)	(1)	(41)	(21)
SunTrust Index-linked CDs (SILC)	10	(6)	(1)	(6)	(2)
Auction Rate Securities	16	(1)	-	4	3
Fair Value Adjustments	(10)	(1)	6	5	5
HARP 2.0 MSR Valuation Adjustment	(38)	-	-	-	-
Adjusted Revenue	$8,441	$2,223	$2,226	$2,030	$2,277
Reported Noninterest Expense	$6,234	$1,541	$1,546	$1,726	$1,510
Adjustment Items:					
Affordable Housing Writedown	10	-	-	96	-
Charitable Contribution of KO Shares	-	-	-	38	-
Real Estate Charge	-	-	-	17	-
Goodwill Impairment	-	-	-	7	-
(Gain) / Loss on Debt Extinguishment	(3)	-	13	2	-
Pension Curtailment, Net of 401 (k) Contribution	(60)	-	-	-	-
Severance	27	10	1	29	-
Potential Mortgage Servicing Settlement	120	-	-	-	-
Adjusted Expense	$6,140	$1,531	$1,532	$1,537	$1,510
Efficiency Ratio - Adjusted Basis	72.7%	68.9%	68.8%	75.7%	66.3%
Tangible Efficiency Ratio - Adjusted Basis	72.2%	68.4%	68.3%	75.2%	66.0%

1. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that may be more easily compared to other institutions

NOTE: Totals may not foot due to rounding

31

SunTrust

32 Reconciliation of Non GAAP Measures Three Months Ended ($ in billions, except per share data) Dec. 31 Mar. 31 June 30 Sept. 30 Dec. 31 2011 2012 2012 2012 2012 Total shareholders' equity $20.1 $20.2 $20.6 $20.4 $21.0 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (1.0) (1.1) (0.9) (0.9) (0.9) MSRs 0.9 1.1 0.9 0.8 0.9 Tangible equity 13.8 14.0 14.3 14.1 14.7 Preferred stock (0.3) (0.3) (0.3) (0.3) (0.7) Tangible common equity $13.6 $13.7 $14.0 $13.9 $14.0 Total assets $176.9 $178.2 $178.3 $173.2 $173.4 Goodwill (6.3) (6.3) (6.4) (6.4) (6.4) Other intangible assets including MSRs (1.0) (1.2) (0.9) (0.9) (1.0) MSRs 0.9 1.1 0.9 0.8 0.9 Tangible assets $170.4 $171.8 $171.8 $166.7 $167.0 Tangible equity to tangible assets 8.10% 8.14% 8.31% 8.48% 8.82% Tangible common equity to tangible assets 7.93% 7.98% 8.15% 8.31% 8.38% Tangible book value per common share $25.18 $25.49 $26.02 $25.72 $25.98 NOTE: Totals may not foot due to rounding